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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: July 16, 2003
(Date of earliest event reported)

Inland Real Estate Corporation
(Exact name of registrant as specified in the charter)

Maryland	0-28382	36-3953261
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

Reconciliation of Financial Statements

        On March 27, 2003, we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 ("10-K"). Under Item 6, "Selected Financial Data", we presented a table which included the financial measure "Funds Available for Distribution" or "FAD" for each of the five fiscal years in the period ended December 31, 2002. We also referred to FAD in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the 10-K.

        FAD is a non-GAAP financial measure comprised of "Funds From Operations" (or "FFO") excluding normalized recurring real estate related expenditures that we capitalize and then amortize but which are necessary to maintain our properties such as tenant improvement allowances and other non-cash items such as the impact of straight-lining rents. FFO is also a non-GAAP measure which is defined as net income computed in accordance with GAAP excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. FFO is reconciled to net income computed in accordance with GAAP in the 10-K itself.

        Regulation G, recently promulgated by the Securities and Exchange Commission, requires us to reconcile any non-GAAP financial measures with the most directly comparable financial measure in accordance with GAAP. We believe that the GAAP financial measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD provides a better basis than net cash provided by operating activities for measuring the cash flow generated by our properties and the cash available to pay distributions to shareholders.

	2002	2001	2000
Funds Available for Distribution	$64,922,048	$66,357,210	$59,670,611
Principal Amortization of debt, net of minority interest	49,134	29,289	71,402
Equity in depreciation of unconsolidated ventures	-89,981	-154,152	0
Charges associated with Merger			-775,451
Adjustments related to minority interest	1,583,771	1,300,100	1,642,635
Amortization and interest on unamortized loan fees	1,279,262	847,737	775,265
Non-cash charges associated with discontinued operations	71,645	220,166	204,518
Loss from operations of unconsolidated ventures	195,500	229,777
Provision for doubtful accounts	710,453	314,377	589,816
Donation of land		2,575
Changes in assets and liabilities	778,504	2,238,850	-4,562,644

Net cash provided by operating activities	$69,500,336	$71,385,929	$57,616,152

        This Current Report is being filed in connection with our filing of a Registration Statement on Form S-3 with respect to an offering of our common stock under our Distribution Reinvestment Program. The Registration Statement will become effective immediately upon its filing. This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy any such securities.

        Exhibits

        None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION
Dated: July 16, 2003
By:	/s/ ROBERT D. PARKS Robert D. Parks Chairman of the Board, President and Chief Executive Officer

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  ITEM 5. OTHER EVENTS
SIGNATURES